                                                            EXHIBIT 99(a)(1)(E)


               NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT


        If you previously elected to accept Repeater Technologies, Inc.'s ("Repeater") Offer to Exchange, and you would like to change your election and reject the Offer, you must sign this Notice and return it to Elif Kuvvetli or Tim Marcotte before 5:00 p.m., Pacific Standard Time, on December 28, 2001, unless the Offer is extended. This Notice of Change in Election may be sent via mail or courier to Elif Kuvvetli or Tim Marcotte at Repeater's corporate offices in Sunnyvale, California, facsimile to (408) 743-9394, or e-mail to ekuvvetli@repeaters.com or timm@repeaters.com. Notices returned via e-mail or facsimile will be accepted, provided originals are received by January 4, 2002. If you have questions regarding the process for returning this Notice, please contact Elif Kuvvetli via e-mail at ekuvvetli@repeaters.com or by telephone at
(408) 743-9400, or Tim Marcotte via e-mail at timm@repeaters.com or by telephone at (408) 743-9316.

To Repeater:

        I previously received a copy of the Offer to Exchange (dated November 28, 2001), the e-mail notice, the Summary of Terms and an Election Form. I signed and returned the Election Form, in which I elected to accept Repeater's Offer to Exchange. I now wish to change that election, and reject Repeater's Offer to Exchange. I understand that by signing this Notice and delivering it to Elif Kuvvetli or Tim Marcotte, I will be able to withdraw my acceptance of the Offer, and reject the Offer instead. I have read and understand all of the terms and conditions of the Offer to Exchange.

        I understand that in order to reject the Offer, I must sign and deliver this Notice to Elif Kuvvetli or Tim Marcotte before 5:00 p.m., Pacific Standard Time, on December 28, 2001, or if Repeater extends the deadline to exchange options, before the extended expiration of the Offer.

        By rejecting the Offer to Exchange, I understand that I will not receive any Replacement Options, and I will keep my Eligible Options. These options will continue to be governed by the equity incentive plan under which these options were granted and the existing option agreements between Repeater and me.

        I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, I hereby bind my successors, assigns and legal representatives.

        I DO NOT accept the Offer to exchange options.

                                                     Date:
-------------------------------------                     ---------------------
      Optionee Signature


Name:
     --------------------------------
     (Please print)


REPEATER HEREBY AGREES AND ACCEPTS THIS NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT, AND SUCH ACCEPTANCE SHALL BE BINDING ON REPEATER'S SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES:

REPEATER TECHNOLOGIES, INC.


By:                                                  Date:
   ----------------------------------                     ---------------------

Title:
     --------------------------------